Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them. Each of them is individually eligible to use Schedule 13D to which this exhibit is attached. Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. All subsequent amendments to the foregoing statement on Schedule 13D may be filed on behalf of each party to this Agreement without filing additional joint filing agreements. The undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 20, 2024.

Runa Capital Fund II, L.P.

By:	Runa Capital II (GP)
(General Partner)

By:	/s/ Gary Carr
Name:	Gary Carr
Title:	Director

Runa Capital II (GP)

By:	/s/ Gary Carr
Name:	Gary Carr
Title:	Director

Runa Capital Opportunity Fund I, L.P.

By:	Runa Capital Opportunity I (GP)
(General Partner)

By:	/s/ Gary Carr
Name:	Gary Carr
Title:	Director

Runa Capital Opportunity I (GP)

By:	/s/ Gary Carr
Name:	Gary Carr
Title:	Director

Runa Ventures I Limited

By:	Runa Capital Opportunity I (GP)
(Managing Shareholder)

By:	/s/ Gary Carr
Name:	Gary Carr
Title:	Director

By:	/s/ Michael Widenius
Name:	Michael Widenius